UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2023

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

Clinical Updates

On April 23, 2023, IDEAYA Biosciences, Inc. (the “Company”) announced interim results from its Phase 2 clinical trial evaluating darovasertib and crizotinib synthetic lethal combination in metastatic uveal melanoma (MUM) patients, its trial design for the Phase 2/3 clinical trial evaluating darovasertib and crizotinib in first-line HLA-A2 negative MUM patients, and interim results for darovasertib as neoadjuvant therapy in primary uveal melanoma (UM), from an ongoing investigator sponsored trial (IST) evaluating darovasertib in (neo)adjuvant uveal melanoma, from compassionate use protocol(s) and from the Company’s Phase 1/2 clinical trial evaluating darovasertib as monotherapy and in combination with crizotinib.

Clinical Data Update – Darovasertib and Crizotinib Combination in MUM

The Company observed encouraging clinical activity in the Phase 2 clinical trial evaluating the darovasertib and crizotinib combination in first-line and any-line MUM patients. The reported Phase 2 clinical data are based on 20 evaluable first-line and 63 evaluable any-line patients enrolled as of September 22, 2022 in the darovasertib and crizotinib combination study at the expansion dose of 300 mg twice-a-day darovasertib and 200 mg twice-a-day crizotinib. Reported data are preliminary and based on investigator review from an unlocked database as of the data analyses cutoff date of March 8, 2023. Enrollment in the darovasertib and crizotinib combination expansion dose cohort of the Phase 2 clinical trial is ongoing.

In the 20 evaluable first-line MUM patients in the expansion cohort, the investigator-reviewed data by RECIST 1.1 include:

•	45% confirmed Overall Response Rate (ORR) in first-line MUM: 9 of 20 evaluable patients had a confirmed partial response (PR)

•	90% Disease Control Rate (DCR) in first-line MUM: 18 of 20 evaluable patients showed disease control, including 9 confirmed PRs, 1 unconfirmed PR and 8 stable disease

•	~7 months median progression free survival (PFS) in first-line MUM

In the 63 evaluable any-line MUM patients at the expansion dose, the investigator-reviewed data by RECIST 1.1 include:

•

30% confirmed ORR in any-line MUM: 19 of 63 evaluable patients had a confirmed PR; the any-line MUM patients were heavily pre-treated, with 63% of patients having received one or more prior lines of treatment and 43% of patients having received two or more prior lines of treatment in the metastatic setting

•	87% DCR in any-line MUM: 55 of 63 evaluable patients showed disease control, including 19 confirmed PRs, 4 unconfirmed PRs and 32 stable disease

•	~7 months median PFS in any-line MUM

•	Observed median PFS increased versus median PFS of ~5 months previously reported in September 2022 with 35 evaluable any-line MUM patients

There were 20 evaluable hepatic-only MUM patients, including first-line and pre-treated patients with only hepatic metastases, for whom the investigator-reviewed data by RECIST 1.1 include:

•	35% confirmed ORR in hepatic-only MUM: 7 of 20 evaluable patients had a confirmed PR

•	100% DCR in hepatic-only MUM : 20 of 20 evaluable patients showed disease control, including 7 confirmed PRs, 1 unconfirmed PR and 12 stable disease

•	~11 months median PFS in hepatic-only MUM

These data demonstrate robust clinical efficacy of the darovasertib and crizotinib combination in first-line and any-line MUM patients.

The darovasertib and crizotinib combination has a manageable adverse event profile in MUM patients (n=68), with a low rate of drug-related serious adverse events (SAEs). Patients reported predominantly Grade 1 or 2 drug-related adverse events (AEs): 31% of patients reported at least one Grade 3 AE; no patients observed a Grade 4 AE; and one patient observed a Grade 5 AE. Four (6%) patients discontinued treatment with either darovasertib or crizotinib due to a drug-related adverse event.

FDA Guidance in Type C Meeting Supports Initiation of Potential Registrational Trial

The Company is targeting to initiate a potential registration-enabling Phase 2/3 clinical trial in Q2 2023 in first-line HLA-A2 negative MUM patients. The Phase 2/3 clinical trial design incorporates guidance and feedback from the FDA following a recent Type C meeting.

The protocol includes an integrated Phase 2/3 open-label study-in-study design in first-line MUM patients with an HLA-A*02:01 negative serotype. The clinical trial design employs a Phase 2 portion with median PFS as a primary endpoint for potential accelerated approval. Patients enrolled in Phase 2 will continue on treatment within the same clinical trial and will be considered together with additional enrolled patients to evaluate overall survival (OS) in support of a potential Phase 3 registrational trial.

In the Phase 2 portion of the clinical trial, approximately 230 patients will be randomized on a 2:1 basis for treatment with the darovasertib and crizotinib combination in the treatment arm or investigators choice in the control arm, selected from a combination of ipilimumab (ipi) and nivolumab (nivo), PD1-targeted monotherapy or DTIC. The treatment arm of the Phase 2 portion includes a nested study to confirm the move forward combination dose for the integrated Phase 2/3 clinical trial – including cohorts at the Phase 2 expansion doses of (i) darovasertib 300 mg BID + crizotinib 200 mg BID and (ii) darovasertib 200 mg BID + crizotinib 200 mg BID. Under the nested study design, patients enrolled in the cohort at the move forward dose will be included within the Phase 2/3 registrational clinical trial. The Phase 2 portion of the clinical trial contemplates an efficacy and safety data set of approximately 200 patients randomized 2:1 with the treatment arm at the move forward dose to support a potential accelerated approval based on median PFS by blinded independent central review (BICR) as a primary endpoint.

Patients enrolled in Phase 2 at the selected dose would continue on treatment and be included in the Phase 3 study analysis, supplemented by enrollment of approximately 120 additional patients into the Phase 3 portion of the clinical trial with 2:1 randomization on the same basis as the Phase 2 portion. Efficacy data from the Phase 3 could support potential approval using median OS as a primary endpoint.

Clinical Data Update – Darovasertib in (Neo)Adjuvant Primary UM

The Company observed further evidence of encouraging clinical activity for darovasertib as neoadjuvant therapy in primary UM, including responses in primary ocular tumor lesions. Data was reported from an ongoing IST evaluating darovasertib in (neo)adjuvant UM, from compassionate use protocol(s) and from the Company’s Phase 1/2 clinical trial evaluating darovasertib as monotherapy and in combination with crizotinib. Best ocular tumor response is reported based on maximal percentage reduction in measured apical height or longest basal diameter.

Collectively, these data further substantiate clinical proof of concept (POC) for the use of darovasertib in the (neo)adjuvant uveal melanoma setting:

•

Ocular tumor shrinkage by investigator review in 9 of 9 (100%) UM (n=6) or MUM (n=3) patients treated as monotherapy or in combination with crizotinib, including a neoadjuvant UM patient treated with darovasertib with a partial response at one month, and a second neoadjuvant UM patient treated with the darovasertib and crizotinib combination with ~80% ocular tumor shrinkage at four months who was spared enucleation, as described below.

•

A UM patient who was already blind in one eye from vascular disease developed a large uveal melanoma lesion in his other eye and sought neoadjuvant treatment with a goal to avoid enucleation and potentially preserve vision in the affected eye to prevent blindness. This patient, who remains on therapy, was treated with darovasertib and crizotinib combination under a compassionate use protocol. The preliminary clinical data showed:

•	observed ~80% ocular tumor shrinkage after four months of treatment and remains on therapy

•	avoided enucleation of the affected eye, which we believe to be the first reported case of systemic neoadjuvant therapy resulting in eye preservation

•

prompt responsiveness to treatment, including progressive tumor shrinkage, as determined by investigator measurement of tumor apical height, over each month of treatment, including approximately 30% ocular tumor shrinkage after one month, with ocular lesion size reduced to approach threshold for plaque brachytherapy, and further ocular tumor shrinkage to ~50% after two months, ~70% after three months and ~80% after four months of treatment

•

improved vision following course of treatment and treatment of a severe cataract: pretreatment vision score was 6/120, where 6/60 is legally blind; post-treatment vision score was 6/5, reflecting a greater than 20-fold improvement and resulting in better than normal vision. Vision scoring was based on AU meter measurement system: 6/6 m = 20/20 ft (normal vision).

The Company is initiating a company-sponsored clinical trial to evaluate darovasertib as monotherapy in (neo)adjuvant UM and is evaluating potential near-term clinical neoadjuvant endpoints such as organ preservation (avoiding enucleation) for large ocular tumors and reduction in radiation dose and/or vision preservation for small or medium ocular tumors.

The Company is also supporting St. Vincent’s Hospital Sydney Limited, which has initiated an ongoing IST captioned as “Neoadjuvant / Adjuvant trial of Darovasertib in Ocular Melanoma” (NADOM) (NCT05187884), to evaluate darovasertib monotherapy in a neoadjuvant and adjuvant setting in primary UM patients.

Addressable Patient Population in MUM and UM

The potentially addressable patient population for metastatic uveal melanoma is estimated to include approximately 4,500 patients across the United States and Europe, based on estimated annual incidence, and approximately 14,000 patients in total prevalence in the United States and Europe. (Neo)Adjuvant UM represents a significant expansion opportunity for darovasertib given the potential annual incidence of approximately 8,700 patients aggregate in the United States and Europe, and approximately 100,000 patients in total prevalence in the United States and Europe.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of IDEAYA Biosciences, Inc. (the “Company”) or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements related to (i) the timing for initiation of and trial design for the darovasertib and crizotinib combination Phase 2/3 registrational trial, (ii) the potential clinical benefit of darovasertib as a (neo)adjuvant therapy, and (iii) the potentially addressable patient population for MUM and (neo)adjuvant UM. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the Company’s ability to successfully establish, protect and defend its intellectual property, the effects on the Company’s business of the worldwide COVID-19 pandemic, the ongoing military conflict between Russia and Ukraine, and other matters that could affect the sufficiency of existing cash to fund operations. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are made only as of the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see the Company’s periodic filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any current and periodic reports filed thereafter. Except as required by law, the Company assumes no obligation and does not intend to update these forward-looking statements or to conform these statements to actual results or to changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: April 24, 2023	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer